Exhibit 99.1

For Immediate Release

VERIFONE SYSTEMS ANNOUNCES LEADERSHIP CHANGES

--Douglas Bergeron Steps Down as CEO --

--Board Forms Committee to Conduct CEO Search--

--VeriFone's Chairman, Richard McGinn, Becomes Interim CEO;
Board Member, Leslie Denend, Becomes Interim Chairman--

SAN JOSE, Calif.---March 11, 2013---The Board of Directors of VeriFone Systems, Inc. (NYSE: PAY) (“VeriFone”) announced that Douglas G. Bergeron is stepping down as Chief Executive Officer and member of the Board of Directors, effective March 12. VeriFone's Chairman, Richard McGinn, has been named Interim CEO and continues as a member of the Board; Leslie Denend has been named Interim Chairman.

Rich McGinn has served as a director of VeriFone since 2008 and as Chairman since 2012. He also serves as a member of the board of directors of American Express Co. Les Denend has served as a director of VeriFone since 2005 and is chair of the Company's Compensation Committee and also serves on the Audit Committee.

The Board also announced that it formed a search committee to evaluate candidates to serve as the Company's CEO and will be engaging a leading executive search firm to assist in the process. The search committee will be headed by Alex W. (Pete) Hart, who has served as a VeriFone director since 2006.

“Doug Bergeron has led VeriFone since 2001 and overseen its transformation into an industry leader. On behalf of the entire Board, I want to thank Doug for his dedication and his many contributions. VeriFone is a great company, and I am excited to work with our senior leadership team and Board of Directors as we look towards our next phase of growth and development. Our immediate focus will be on accelerating value creation for our stakeholders, including our shareholders, customers and employees, by leveraging our superior product and service portfolio. At the same time, we will be redoubling our efforts to reinforce our competitive positioning within the electronic payment systems industry” said Mr. McGinn. “I am confident that our search committee will identify a new leader who will bring a fresh perspective and enable us to achieve our full business potential.”

Doug Bergeron said, “It has been an honor to lead VeriFone through such an exciting period in its history. I am very proud of our progress and accomplishments during the past 12 years. Now is the right time for new leadership to take the baton and continue to drive the Company forward.”

The Company reiterated its guidance for second fiscal quarter 2013 and full fiscal year 2013 as outlined in the March 5, 2013 earnings announcement.
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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com

or

Media Relations:
Leah Roscoe, 770-754-3442
VeriFone Media Relations
Leah_R1@verifone.com